UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):
October 27, 2004

Aastrom Biosciences, Inc.

(Exact name of registrant as specified in its charter)

Michigan	0-22025	94-3096597
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

24 Frank Lloyd Wright Drive
P.O. Box 376
Ann Arbor, Michigan 48106
(Address of principal executive offices)

Registrant’s telephone number, including area code:
(734) 930-5555

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
EXHIBIT 99.1
EXHIBIT 99.2
EXHIBIT 99.3

Item 8.01. Other Events.

On October 27, 2004 Aastrom Biosciences, Inc. (the “Company”) agreed to sell to two institutional investors a total of 8,264,463 shares of its common stock at a purchase price of $1.21 per share, for aggregate gross proceeds of $10.0 million. In addition, warrants to purchase an aggregate of 2,561,984 shares of common stock were issued to the institutional investors and the placement agent. The warrants have an exercise price of $1.74 per share and are exercisable at any time from April 28, 2005 through October 27, 2008. These securities were offered in a registered direct offering under the Company’s current shelf registration statement. A copy of the Company’s press release announcing this transaction is attached as Exhibit 99.1 and is incorporated herein by reference.

In connection with the sale of the shares and the warrants, the Company is filing the form of Securities Purchase Agreement relating thereto as Exhibit 99.2 and the form of Warrant as Exhibit 99.3.

Item 9.01. Financial Statements and Exhibits.

Exhibit
No.	Description
99.1	Press Release issued by the Company on October 27, 2004.
99.2	Form of Securities Purchase Agreement dated as of October 27, 2004 by and between the Company and the institutional investors.
99.3	Form of Warrant

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aastrom Biosciences, Inc.
October 27, 2004	By:	Date:/s/ Alan M. Wright
Senior Vice President,
Administrative and Financial Operations, CFO

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EXHIBIT INDEX

Exhibit
No.	Description
99.1	Press Release issued by the Company on October 27, 2004.
99.2	Form of Securities Purchase Agreement dated as of October 27, 2004 by and between the Company and the institutional investors
99.3	Form of Warrant

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